SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 24, 1998

                            IMN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                        022-72849                       112558192
(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                Identification No.)
incorporation)


                              520 Broadhollow Road
                               Melville, NY 11747
          (Address of principal executive offices, including zip code)

                                 (516) 844-9805
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         On October 27, 1998, the Company agreed to a repurchase of its Series B Convertible Preferred Stock. Pursuant to the Agreement, the holders of such Preferred Stock agreed to convert the 3,040 shares of Preferred Stock into 3,040,000 shares of Common Stock (on the basis of $1.00 per share) and the Company, or its assignee agreed to purchase the 3,040,000 shares (less 750,000 shares) for approximately $3,040,000. The holders of the 750,000 shares of Common Stock also agreed to a schedule limiting the resale of the 750,000 shares and an increase in their warrant exercise price.

ITEM 7.  EXHIBITS

         Agreement between the Company and the holders.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 2, 1998


                                                   IMN FINANCIAL CORP.



                                                   By: /S/ EDWARD CAPUANO
                                                       -------------------------
                                                            Edward Capuano
                                                            President

                                INDEX TO EXHIBITS




99.1     Agreement between the Company and the holders.

October 30, 1998

By Fax (416) 964-8868

Mr. William S. Hechter
Hechter & Associates
75 Lowther Avenue
Toronto, Ontario, Canada
M5R 1C9


                                                     Re:  IMN Financial Series B
                                                          Convertible Preferred

Dear Will:

         In light of your conversations today with Paul Skulsky, your proposal of October 26, 1998, modifying Paul Skulsky's letter of October 23, 1998, IMNF is willing to agree to the following terms for repurchase of the outstanding 3,150 shares of Series B convertible Preferred Stock;

1. The total outstanding value of the Preferred Shares in the amount of $3,150,000 plus all interest owing to the date of the conversion, will be converted at an agreed upon rate of $1.00 per share immediately.

2. The total common shares received pursuant to the conversion, less 750,000 shares, will be sold to IMNF's nominee for $3,190,000, plus all interest due to the date of repurchase, within thirty (30) days of the conversion.

3. The remaining 750,000 common shares will be issued to the holders of the Series B Convertible Preferred Stock, and placed in escrow with an escrow agent mutually agreeable to the parties. Six months after the rest of the shares have been paid for by IMNF, these 750,000 shares may be sold at a rate of 16.66% per month, unless IMNF shares are trading at a five (5) day average prior to the sale in excess of $3.00 per share. If the shares are trading at a five (5) day average prior to the sale in excess of $3.00 per share, then they may be sold after six months after the rest of the shares have been paid for at a rate of 33% per month.

William S. Hechter
October 30, 1998
page 2



4. All warrants issued in connection with the Series B Convertible Preferred Stock will be canceled and replaced with new five year warrants with a strike price of $4.40.

         If these terms are agreeable, please sign below for all the holders of the Series B Convertible Preferred Stock. Thank you for your consideration in this matter.

                                                          Very truly yours,


                                                          /s/Edward R. Capuano
                                                          Edward R. Capuano,
                                                          President


Accepted and Agreed:



/s/William Hechter
William Hechter, for the
Holders of the IMNF Series
B convertible Preferred Stock